UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2006

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 23, 2006, the Erie Indemnity Company corrected its fourth quarter 2005 weighted shares outstanding as reported in its Form 8-K filing on February 22, 2006. The weighted average shares outstanding- diluted were originally reported as 67,007,993 for the quarter ended December 31, 2005. The correct weighted average shares outstanding- diluted was 68,506,846.

The Company’s fourth quarter 2005 earnings per share – diluted was corrected from $.66 as originally reported to $.64 per share. Also the Company’s Class A Common Stock – Basic earnings per share amount was corrected from $.72 to $.71 for the quarter ended December 31, 2005. Corresponding annual amounts reported for the twelve month period of 2005 for the weighted average number of shares- diluted, earnings per weighted average share outstanding- diluted, weighted average number of Class A Common Stock and earnings per Class A Common Stock- basic were not affected by this correction.

On February 23, 2006, Erie Indemnity Company issued a press release announcing financial results for the quarter and year ended December 31, 2005, that was revised for the fourth quarter earnings per share amounts discussed above. A copy of the revised press release and financial information is attached hereto and is incorporated herein by reference as Exhibit 99.1 and 99.2 respectively.

On February 23, 2006 at 3:00pm, Erie Indemnity Company will hold a telephone conference call that will be webcast and that is complimentary to the press release announcing financial results for the quarter and year ended December 31, 2005.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release Text
Exhibit 99.2 Financial Information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

February 23, 2006	By:	Philip A. Garcia

Name: Philip A. Garcia
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release
99.2	Financial Information